CANADIAN SUPERIOR ENERGY INC.
PROXY

Solicited by Management for a Special Meeting
of Shareholders to be held on Wednesday, February 19, 2003

The undersigned holder of common shares of Canadian Superior Energy Inc. (the “Corporation”) hereby appoints Gregory S. Noval, President of the Corporation, or, failing him, Robert A. Pilling, Corporate Secretary of the Corporation, or instead of either of the foregoing, _________________ as proxyholder, with full power of substitution, to attend, to act and to vote all common shares in the capital of the Corporation owned by the undersigned for and on behalf of the undersigned at a Special Meeting of shareholders of the Corporation (the “Meeting”) to be held at the Corporation’s offices at 3300, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2 on February 19, 2003, commencing at 10:30 a.m. (Calgary time), and at any adjournment thereof and at every poll which may take place in consequence thereof upon the matters which may come before the Meeting, and the undersigned hereby revokes any prior proxy appointing a proxyholder for the undersigned at the Meeting or any adjournment thereof.

The said proxyholder is instructed to vote as specified below:

1.

FOR (     ) or AGAINST (     ) the resolution to authorize the issuance of Common Shares or other securities by way of one or more private placements, as more particularly set out in the accompanying management information circular.

2.

On any other matters that may properly come before the Meeting in such manner as the said proxyholder may see fit.

The Common Shares represented by this proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions.  In the absence of any instructions above, this proxy will be voted at the Meeting FOR the resolutions referred to in item 1.

If any amendment or variation to the matters identified in the notice of meeting which accompanies this proxy is proposed at the Meeting or any adjournment thereof, or if any other matters properly come before such Meeting or any adjournment thereof, this proxy confers discretionary authority to vote on any such amendment or variation or such other matters according to the best judgement of the appointed proxyholder.

Capitalized terms used in this proxy not otherwise defined herein shall have the meanings ascribed to such terms in the accompanying management information circular.

DATED this ________ day of __________, 2003.*

Signature of Shareholder

Please Print Name

*

If this proxy is not dated, it shall be deemed to bear the date on which it is received by Computershare Trust Company of Canada.

**

This proxy must be dated and signed by the shareholder or his attorney in writing or, if the shareholder is a body corporate, it must be executed under its corporate seal or by an officer or attorney thereof duly authorized.  Persons signing as attorneys, executors, administrators, trustees, etc., should so indicate and provide satisfactory evidence of such authority.

NOTE:

A shareholder has the right to appoint a person or company (who need not be a shareholder of the Corporation) other than the persons designated in this proxy as his or her nominee to attend and to act for him or her and on his or her behalf at the Meeting.  To exercise such right, the Shareholder should insert the name of his or her nominee in the blank space provided for that purpose above or complete another proxy and deliver it as indicated below.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE THIS PROXY AND RETURN IT TO THE CORPORATION’S TRANSFER AGENT, COMPUTERSHARE TRUST COMPANY OF CANADA, 600, 530 – 8TH AVENUE S.W., CALGARY, ALBERTA, T2P 3S8.  IN ORDER TO BE VALID, PROXIES MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY OF CANADA AT THE ABOVE ADDRESS NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS IN THE PROVINCE OF ALBERTA) BEFORE THE TIME SET FOR THE HOLDING OF THE MEETING OR ANY ADJOURNMENT THEREOF.